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                                                                   EXHIBIT 10.14

         1. PART II, SUBPART "T" OF THE OPEN ACCESS PROGRAM ("PROGRAM") IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

"T. CONTRIBUTIONS TO PUBLIC SUPPORT EFFORTS

         In addition to the payments to be made to fund Newcorp pursuant to Part II, Subpart B of this Open Access Program, JCC will also donate an aggregate amount of $2,500,000 as contributions to public support efforts over the course of five (5) years. These contributions shall be payable in five (5) annual installments of $500,000 per year, the first of which shall be made as of the opening date of the Casino, with additional $500,000 installments to be paid on each of the first, second, third and fourth anniversary dates thereafter (funded each year in quarterly installments to a separate account established for that purpose as stated below). Such donations are designed to enhance existing business development programs and other public support endeavors, which will be selected based on the following criteria:

          o Potential recipients of such funds will be identified by: (i) applications from potential recipients; (ii) recommendations from public and private agencies and officials; (iii) JCC on its own initiative; or (iv) otherwise as the circumstances may allow;

          o JCC shall decide upon the recipients and the amounts of such funds, keeping RDC, the Mayor and the New Orleans City Council advised on a semi-annual basis in the semi-annual reports described in Part II, Subpart C and Part V, Subpart B of this Open Access Program. This will be accomplished by the President of Harrah's New Orleans Management


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            Company, as assisted by his or her staff and as authorized by the member(s) of JCC. A form of application will be prepared and distributed within sixty (60) days after the effective date of the Plan of Reorganization of HJC;

          o All grant applications must articulate specific goals to be achieved. Preference will be given to applications for grants of $20,000 or less. However, subsequent grants to the same entity are possible for larger projects, provided the recipient has achieved the goals articulated in the first grant. Applicants that anticipate applying for a series of small grants may say so in their first application, and may describe the overall project they hope to develop. However, as noted, subsequent grants will only be made to an entity or individual if JCC's monitoring determines that the first grant was used for the intended purposes.

         The intended focus of such contributions to public support efforts will be on programs aimed at fostering emerging or new Open Access Participant firms and the training and skills improvements that will allow Open Access Participants to participate in and benefit from new and existing business opportunities. This delineation of the intended uses of the funds is intended to be illustrative, but not necessarily comprehensive, as it is not possible to list all types of activities that fit within the terms "existing business development programs and other public support endeavors." Undoubtedly the creative individuals and organizations that engage in such activities both now and in future years will advance a broad array of opportunities for consideration. All contributions are subject to those statutes, regulations and guidelines promulgated by the


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State and Federal governments and their instrumentalities, which govern spending by JCC.

         At the beginning of each semi-annual period (commencing with the opening date of the Casino), JCC shall pay fifty (50%) of the public support efforts funds for the year (i.e. $250,000 of the yearly amount of $500,000) into a separate account. On a monthly, or such other basis as specified in approved grants, payments shall be made from that account to approved grant recipients, pursuant to the process articulated above. Any of these funds not disbursed during the quarter shall remain in the separate account, to be disbursed, along with the funds to be added by JCC during the next quarter, to approved grant recipients in accordance with the payment schedule specified in the approved grants. It is the intent of this public support efforts funding process that, by the end of each year, all five hundred thousand dollars ($500,000) shall have been paid into the separate fund, with as much of it disbursed to approved grant recipients as possible.

         JCC shall include in each semi-annual report to the RDC, the Mayor, and the New Orleans City Council (see Part II, Subpart C and Part V, Subpart B of this Open Access Program) a report showing how much JCC paid into the separate account during the prior six-month period, the amount disbursed to approved grant recipients under this public support efforts program during the prior six-month period, and the amount remaining in the separate account at the end of each semi-annual period. Said report shall also list the amount for each of these items on a year-to-date basis.

         If any moneys remain undisbursed in the separate account at the end of the year, they, along with any interest in the account, shall be carried forward, to be disbursed to approved grant recipients in subsequent semi-annual periods."


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         2. PART IV, SUBPART A.2. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "2. "Net hiring for the semi-annual period" for any particular job category is the figure which results from adding the new hires, plus the promotions and the transfers into the job category or categories being considered during the relevant semi-annual period, and then subtracting (from that interim number) the layoffs, demotions, terminations (both voluntary and involuntary) and transfers out of the relevant job category during the semi-annual period involved. This number can be expressed as a percentage by comparing the net hiring figure for a particular category of Open Acres Participants (e.g., non-minority women) for a particular job category (e.g., professionals) to the net hiring figure for everyone in that category for the semi-annual period involved (i.e., the net hiring of women professionals compared to the net hiring of all professionals during that semi-annual period)."

         3. PART IV, SUBPART A.3. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "3. "Total employment of Open Access Participants in a particular employment category at the end of a particular semi-annual period" means the percentage of each category of Open Access Participants in the employment category involved on the last two (2) payroll days of the particular semi-annual period, averaged. Thus, the number of a particular category of Open Access Participants (e.g., non-minority women) employed in a particular job category (e.g., professionals) on the last two (2) payroll days of the last month of a particular semi-annual period is compared to the total number of persons employed in that category on those two (2) days, with the result expressed as a


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percentage (e.g., 60 non-minority women professionals out of 200 total professionals on June 17th and 66 non-minority women professionals out of a total of 210 professionals on June 31st would result in 30.73% non-minority women for the semi-annual period)."

         4. PART IV, SUBPART B IS HEREBY AMENDED TO READ IN IT ENTIRETY AS
FOLLOWS:

"B.      WAIVER SYSTEM

                  In the event that JCC reasonably believes in advance of the beginning of any semi-annual period that, despite it making all necessary and reasonable efforts, it will be unable to achieve the goal in any particular employment category, construction or contracting category, JCC may apply to the RDC Board of Directors for an advance waiver of that goal, in whole or in part, fully supporting its application in writing with objective data and other relevant information about the actual unavailability of Open Access Participants for the particular employment category or actual unavailability of MBE or WBE companies for the particular construction contracting category involved during the semi-annual period for which the waiver is requested. Such an application shall be made at least thirty (30) days in advance of the beginning of the semi-annual period for which it is requested. Notwithstanding the submission of any such waiver application, JCC shall continue to make all necessary and reasonable efforts to achieve the goal from which JCC has requested a waiver.

         The RDC Board shall designate a person (or persons) to review the application. The RDC designee may, without a hearing, reject an application which he or she deems inappropriate; in which case, the RDC designee must state the reasons for rejection, in a letter to JCC, the Mayor, and the Chair of the New Orleans City Council Special Development Projects Committee (or its successor committee). Alternatively, the RDC


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designee may arrange a meeting of persons he or she deems appropriate, plus persons JCC deems appropriate, in order to discuss and address the issues presented in the waiver request and the relevant information. In either case, within twenty-one (21) days after receipt of the waiver request, the RDC designee shall respond in writing, stating that he or she will recommend the waiver, in whole or in part, or will not recommend it, and stating the reasons for his or her decision. If the RDC designee recommends the waiver, he or she shall send a written recommendation of a waiver for a particular semi-annual period to the Mayor and the Chair of the New Orleans City Council Special Development Projects Committee (or its successor). The New Orleans City Council Special Development Projects Committee (or its successor) will consider the recommendation at its next regularly scheduled meeting, and the Mayor shall act expeditiously.

         A waiver shall be effective only if it is approved in writing by both the Mayor and the New Orleans City Council Special Development Projects Committee (or its successor), and shall be effective only for the semi-annual period for which it is approved. In the event there is no successor for the New Orleans City Council Special Development Projects Committee, approval must be obtained from a majority of the members of the New Orleans City Council and from the Mayor. The parties understand and agree that the timing of the application, meeting schedules, volume of material to be considered, and other matters may result in the waiver (if it is granted) being applicable to a semi-annual period subsequent to the one for which JCC originally made application. If a waiver is granted, whatever portion of the goal that is not waived shall remain as the goal for the particular semi-annual period involved, and all of the rights, duties, and procedures articulated in this Part IV of this Open Access Program shall remain


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applicable to that unwaived portion of the goal. If a waiver is not granted for a particular semi-annual period, then all of the rights, duties, and procedures articulated in this Part IV of this Open Access Program shall remain applicable for that semi-annual period."

         5. PART IV, SUBPART C IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"C.      VIOLATIONS WITH RESPECT TO EMPLOYMENT AND CONTRACTING GOALS

         For each semi-annual period in which the Mayor finds JCC to be in violation, the Mayor may assess a fine of up to $10,000.00 for each Category of Violation relating to any one of the eighteen (18) employment and six (6) contracting categories in the Open Access Plans See Part IV, Subpart A(1)(a) and Subpart A(1)(b) of this Open Access Program. If subsequent violations of the same Category of Violation are found by the Mayor for two or more consecutive semi-annual periods, the Mayor may assess a fine for the second and subsequent semi-annual periods of up to $20,000.00 for each Category of Violation."

         6. PART IV, SUBPART D IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"D.      FAILURE TO COMPLY WITH NEWCORP FUNDING AND PUBLIC SUPPORT EFFORTS
OBLIGATIONS

         The fine for each violation of JCC's quarterly funding obligation to Newcorp (See Part IV, Subpart A(1)(c) of this Open Access Program), or violation of funding obligations for public support efforts (See Part IV, Subpart A(1)(d) of this Open Access Program) shall be set by the Mayor in an amount not to exceed $20,000.00 for the first violation. If subsequent violations of the same Category of Violation are found by the


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Mayor for two or more consecutive semi-annual period, the Mayor may assess a fine for the second and subsequent semi-annual periods of up to $40,000.00 for each Category of Violation."

         7. PART IV, SUBPART E IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"E.      FAILURE TO COMPLY WITH CERTIFICATION PROCESS REQUIREMENTS

         In the event JCC counts as MBEs or WBEs in its semi-annual reports companies which it has not yet so certified, then the Mayor may impose a fine for each such purported MBE or WBE that has been so counted. See Part IV, Subpart A(1)(e) of this Open Access Program. The fine for each such violation of JCC's certification obligation shall be set by the Mayor in an amount not to exceed $20,000.00 for the first violation. If subsequent violations of this Category of Violation are found by the Mayor for two or more consecutive semi-annual period, the Mayor may assess a fine for the second and subsequent semi-annual period of up to $40,000.00 for each Category of Violation."

         8. PART IV, SUBPART F IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"F.      MEASURES OF COMPLIANCE

         If during any semi-annual reporting period, JCC has: (a) achieved all the employment goals (as specified in the Open Access Plans), as measured by "total employment of Open Access Participants" in all employment categories at the end of that semi-annual period (as defined in Part IV, Subpart A(3), above); and (b) achieved the MBE and WBE contracting goals specified in those Plans, as measured by contracting dollars disbursed to MBEs and WBE contracting goals specified in those Plans, as


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measured by contracting dollars disbursed to MBEs and WBEs during the particular semi-annual period; and (c) complied with its obligations with respect to Newcorp; and (d) made the required public support donations; and (e) complied with the Certification Process requirements, then JCC shall be deemed to be in compliance with the Plans for that reported period.

         If JCC's "total employment of Open Access Participants" for a particular employment category at the end of the particular semi-annual period involved is less than the employment goal for that category of Open Access participants, or its contracting dollars disbursed to MBEs and WBEs during the particular semi-annual period involved are less than the contracting goal for that category of contractors, then the Major must evaluate the following factors:

         1. Whether JCC has made all necessary and reasonable efforts to perform the tasks identified as Compliance-Oriented efforts (described in Appendices A, B, C and D of this Open Access Program) in a manner intended to achieve that particular goal;

         2. Whether: (i) JCC's deficiency in reaching the particular employment goal for the semi-annual period involved is no more than ten percent (10%) below the particular employment goal for the category of Open Access Participants being considered (e.g. if the goal for non-minority women professionals is thirty-percent (30%), a positive score can be obtained for this factor only if total employment of non-minority women professionals at the end of the semi-annual period, when rounded down to the nearest whole number, is twenty-seven percent (27%) or higher), or (ii) JCC's


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                  deficiency in reaching the particular employment goal for the semi-annual period involved would not have occurred if the "average of the number of persons in the category of Open Access Participants" (e.g., non-minority women) in the job category being considered (e.g., professionals) on the two (2) payroll days used to calculate total employment had been two persons higher than it actually was. For purposes of this subparagraph 2(ii), the "average of the number of persons in the category of Open Access Participants" is determined by rounding down to the nearest whole number (e.g., if the average of the number of non-minority women professionals is 7.8, then for purposes of this subparagraph 2(ii), the number
                  7.8 is rounded down to 7). Furthermore, this subparagraph 2(ii) is only applicable if the number of persons in the category of Open Access Participants needed to meet the particular employment goal being considered (e.g., thirteen non-minority women professionals) is less than twenty (20). If the number of persons in the category of Open Access Participants needed to meet the particular employment goal being considered is twenty (20) or more, then only the calculation in subparagraph 2(i) can be used.

         3. Whether JCC's "net hiring for the semi-annual period" (expressed as a percentage) is at or above the goal for the category involved, or is within one person of that goal or, for contracting, its contracting dollars awarded during the semi-annual period are at or above the goal for the category of Open Access Participants involved;


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         4.       For contracting, whether JCC's contracting dollars disbursed to MBEs and WBEs on a cumulative basis, as of the end of the particular semi-annual period being considered, are at or above the goal for the category of Open Access Participants involved; and

         5. Whether JCC reached the goal in the category (or categories) involved during both of the two prior semi-annual periods.

         JCC shall be deemed to be in compliance for the particular semi-annual period for a particular employment category, if the Mayor determines that JCC has a positive score on three of factor numbers 1, 2, 3 or 5 described above, and JCC prepares an Action Plan of additional efforts to be performed during the next semi-annual period reasonably calculated to improve performance in the category involved. During the subsequent semiannual period (or semi-annual period, if the Action Plan covers more than one semi-annual), JCC's performance of the tasks in the Action Plan (and the reasonableness of the Action Plan) shall also be considered in evaluating factor number 1, above, in the Mayor's evaluation of the factors described above.

         JCC shall be deemed to be in compliance for the particular semi-annual period for a particular contracting category if the Mayor determines that JCC has a positive score on three of factor numbers 1, 3, 4 or 5; and JCC prepares an Action Plan of additional efforts to be performed during the next semi-annual period reasonably calculated to improve performance in the category involved. During the subsequent semi-annual period (or semi-annual period, if the Action Plan covers more than one semi-annual period), JCC's performance of the tasks in the Action Plan (and the


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reasonableness of the Action Plan) shall also be considered in evaluating factor number 1, above, in the Mayor's evaluation of the factors described above.

                  In addition to the semi-annual reporting requirements set forth in Part II, Subpart C of this Open Access Program, each semi-annual report filed by JCC shall contain all information necessary to assist the Mayor in measuring compliance through the evaluative process set forth above.

         If within each particular employment category for a particular reporting period, JCC has used its Good Faith Efforts to fulfill its non-minority female goals and JCC has a sufficient surplus number of minority female Open Access participants to offset a deficiency in the non-minority female goals, JCC shall be deemed to be in compliance with the Plans for that reporting period."

         9. PART IV, SUBPART G IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"G.      REQUESTS FOR REVIEW

If, after the Mayor has reviewed JCC's semi-annual report (for employment and contracting, this will, if applicable, include his or her evaluation of factors 1 through 5 described in Part IV, Subpart F of this Open Access Program), he or she concludes that JCC has violated one or more of the Categories of Violation described in Part IV, Subpart A(1) of this Open Access Program, he or she may, within thirty (30) days of receipt of the semi-annual report, issue a Request for Review to JCC.

         The Request for Review shall set forth in detail the specific Categories of Violation the Mayor believes that JCC has violated. In the Request for Review, the Mayor may recommend actions to cure the areas of believed non-compliance. If the


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Mayor fails to issue a Request for Review within this 30-day period, JCC shall be deemed to be in compliance for that reporting period.

         In the event JCC fails to file a semi-annual report, the Mayor may conclude that JCC has violated one or more Categories of Violation and the Mayor may, within thirty (30) days of the deadline for filing the semi-annual report, issue a Request for Review."

         10. PART V, SUBPART A IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

A.       Demonstration of Good Faith Efforts

         JCC shall utilize Good Faith Efforts to meet the goals and requirements of the Open Access Program and Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized Good Faith Efforts, the number and quality of the following activities may be considered:

         1.       Outreach, Recruitment and Retention

                  a. Dissemination of Information on Employment Needs: whether JCC used the services of community organizations, skills training programs, employment agencies and educational institutions that provide assistance in the recruitment and placement of disadvantaged and minority individuals.

                  b. Policy Statements: whether JCC's employees were provided with copies of an employee handbook, which contained EEO and Open Access policies.


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                  c.       Publications: whether JCC EEO and Open Access
                           policies were featured periodically in employee publications.

                  d. Recruitment Sources: whether JCC maintained regular communications with major established and reputable recruiting sources.

                  e. Employment Application: whether JCC's employment application communicated prominently JCC's EEO policy.

                  f. Applicant Flow and Personnel Monitoring: whether JCC maintains employment in human resources information system and has the ability to analyze transactions to identify problem areas and take appropriate remedial actions as necessary.

                  g. Irrelevant Criteria: whether JCC ensured that no irrelevant or unnecessary elements were included in the selection criteria.

                  h. Job Fairs. JCC, independently or in conjunction with other agencies and/or employees, shall conduct job fairs, as needed, aimed at recruiting individuals in different areas of New Orleans where applications will be distributed and collected. JCC shall designate persons to direct these intensified outreach efforts.

                  i. Benefits Advertising. JCC shall include in its recruiting and employment materials and literature information and data emphasizing its Child Care, Education Assistance and Home Ownership Programs.

         2.       Training and Career Development

                  a. Independent Training Agencies: whether JCC assisted, established and reputable skills training centers, Open Access Participants and others in establishing programs to train workers for jobs existing at the Casino.

                  b. Career Development: whether JCC utilized a variety of career development techniques, including:

                           (i) whether JCC made available a variety of classroom and other training programs to enhance the knowledge and skills of employees;

                           (ii) whether JCC used on-the-job training to enhance performance;

                           (iii) whether JCC used apprenticeships to provide accelerated cross occupational training;

                           (iv) whether JCC instituted an internship program for college and university students age twenty-one (21) and over;

                           (v) whether JCC advised the Mayor and the New Orleans City Council Special Projects Committee (or its successor committee) of the details of its training programs and any significant changes in these programs.

                  c. Staff Training: whether JCC held training sessions to inform management employees and others engaged in employment processes of JCC's commitment and responsibilities under the Open Access Program."

         11. PART V, SUBPART B IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"B.      RECORD KEEPING

         JCC shall establish and maintain records and submit semi-annual reports to RDC, the Mayor, and the New Orleans City Council, which will identify and assess progress in achieving Open Access Program contracting and subcontracting goals and other Open Access Programs employment efforts. See Part II, Subpart C, above. JCC will make all records pertaining to its Open Access Program available to the foregoing entities for an annual evaluation.

         Further JCC will adhere to the following timetable for reporting requirements:

            o annual assessment of success in reducing unemployment, underemployment, chronic unemployment, and underutilization of Open Access Participants commencing twelve (12) months after the opening date of the Casino;


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            o  semi-annual reports on hiring and retention of minority individuals, women, and persons with disabilities, for each semi-annual period, with reports due on the last day of July and January of the following calendar year.

            o semi-annual reports on contracting with MBEs, WBEs and DBEs, and companies owned by persons with disabilities, with reports due on the last day of July and January of the following calendar year;

            o annual assessments of the impact of JCC's services on the community commencing twelve (12) months after the opening date of the Casino;"

         12. PART V, SUBPART D IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"D. REPORTING MECHANISMS TO TRACK THE HIRING AND RETENTION OF MEMBERS OF MINORITY GROUPS, WOMEN AND PERSONS WITH DISABILITIES

         JCC will maintain a roster of all employees and enterprises with which JCC is doing business. The roster will indicate the status of employees in the following categories:

           o  Minority

           o  Non-minority Women

           o  Men

           o  Persons with Disabilities

           o  MBE

           o  WBE


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           o  DBE

           o  Other

         The roster or employment monitoring form will reflect the dynamics of changes in contracting and employment on a semi-annual basis."

         13. APPENDICES "A" THROUGH "D" ARE HEREBY DELETED IN THEIR ENTIRETY AND REPLACED WITH THE FOLLOWING:

         "APPENDIX "A" TO THE OPEN ACCESS PROGRAM

EVALUATION OF GOOD FAITH EFFORTS (CONTRACTING)

         JCC shall utilize its Good Faith Efforts to meet the goals and requirements of the Open Access Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized its Good Faith Efforts, the number and quality of the following activities may be considered:

         1. whether JCC held any pre-bid meetings for formal bids to inform Open Access Participants of contracting opportunities and/or utilized the Open Access Program Directory of Certifications.

         2. whether JCC advertised in general circulation and targeted association publications concerning Open Access Program contracting opportunities, and allowed the Open Access Participants reasonable time to respond;

         3. whether JCC provided written notice to a reasonable number of specific Open Access Participants and allowed sufficient time for the Open Access Participants to participate effectively;

         4. whether JCC selected portions of the work to be performed by Open Access Participants in order to increase the likelihood of meeting the Open Access Program goals (including, where appropriate, breaking down contracts into economically feasible units to facilitate Open Access Participant participation);

         5. whether JCC encourages its contractors to seek out DEB subcontractors at appropriate participation levels;

         6. whether JCC provided interested Open Access Participants with adequate information about the plans, specifications and requirements of the contract;

         7. whether JCC negotiated in "good faith" with interested Open Access Participants and did not reject Open Access Participants as unqualified without sound reasons based on a thorough investigation of their capabilities;

         8. Community Resources. JCC has and will continue to use the services of available minority and women's community organizations; minority and women's contractors' groups; local, state and federal minority and women's business assistance offices; disability rights organizations; and other organizations that provide assistance in the recruitment and placement of Open Access Participant firms and in the recruitment of firms eligible for certification as Open Access Participant firms.

         9. Disqualification. If JCC rejects an Open Access Participant firm as unqualified, JCC will maintain a written record of its reason(s).

         10. Participation Records. JCC shall maintain a written record of each supply and service contract, the dollar value of each contract and the MBE or WBE status of each contractor or subcontractor.

         11. Replacement of Contracts with Open Access Participants. JCC shall strive to ensure that majority-owned firms are not substituted for contracted MBE and WBE firms in a manner that is consistent with the objectives of the Open Access Program, as stated in Part 1, Subpart B thereof. JCC will give notice to the RDC of any substitution of a minority-owned firm for an MBE or WBE. JCC will investigate any complaints by MBE or WBE firms relating to substituting majority-owned firms for them."

         "APPENDIX "B" TO THE OPEN ACCESS PROGRAM

                  EVALUATION OF GOOD FAITH EFFORTS (EMPLOYMENT)

         JCC shall utilize Good Faith Efforts to meet the goals and requirements of the Open Access Program and Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC makes all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized Good Faith Efforts, the number and quality of the following activities may be considered:

         1.       Outreach, Recruitment and Retention

                  a. Dissemination of Information on Employment Needs: whether JCC used the services of community organizations, skills training programs, employment agencies and educational institutions that provide assistance in the recruitment and placement of disadvantaged and minority individuals.

                  b. Policy Statements: whether JCC's employees were provided with copies of an employee handbook, which contained EEO and Open Access policies.

                  c. Publications: whether JCC EEO and Open Access policies were featured periodically in employee publications.

                  d. Recruitment Sources: whether JCC maintained regular communications with major established and reputable recruiting sources.

                  e. Employment Application: whether JCC's employment application communicated prominently JCC's EEO policy.


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                  f.       Applicant Flow and Personnel Monitoring: whether JCC
                           maintains employment in a human resources information system and has the ability to analyze transactions to identify problem areas and take appropriate remedial actions as necessary.

                  g. Irrelevant Criteria: whether JCC ensured that no irrelevant or unnecessary elements were included in the selection criteria.

                  h. Job Fairs. JCC, independently or in conjunction with other agencies and/or employers, shall conduct job fairs, as needed, aimed at recruiting individuals in different areas of New Orleans where applications will be distributed and collected. JCC shall designate persons to direct these intensified outreach efforts.

                  i. Benefits Advertising. JCC shall include in its recruiting and employment materials and literature information and data emphasizing its Child Care, Education Assistance and Home Ownership Programs.

         2.       Training and Career Development

                  a. Independent Training Agencies: whether JCC assisted, established and reputable skills training centers, Open Access Participants and others in establishing programs to train workers for jobs existing at the Casino.

                  b. Career Development: whether JCC utilized a variety of career development techniques, including:

                           (i) whether JCC made available a variety of classroom and other training programs to enhance the knowledge and skills of employees;

                           (ii) whether JCC used on-the-job training to enhance performance;

                           (iii) whether JCC used apprenticeships to provide accelerated cross occupational training;

                           (iv) whether JCC instituted an internship program for college and university students age twenty-one (21) and over;

                           (v) whether JCC advised the Mayor and the New Orleans City Council Special Projects Committee (or its successor committee) of the details in its training programs and any significant changes in these programs.


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                  c.       Staff Training: whether JCC held training sessions to
                           inform management employees and others engaged in employment processes of JCC's commitment and responsibilities under the Open Access Program."

14. PART V, IS HEREBY AMENDED TO ADD THE FOLLOWING PARAGRAPH TO THE END OF SUBPART "H":

         "In the event of any conflict between any of the terms and conditions of the Open Access Program and this Amendment to the Open Access Program, the terms and conditions of this amendment to the Open Access Program shall prevail."